EXHIBIT 29

                          Schedule of Transactions


                                  Number of                  Price Per Ordinary
                                  ---------                  ------------------
      Date                     Ordinary Shares                  Share in $AUD*
      ----                     ---------------                  --------------
      12/17/01                  1,155**                            0.95
      03/14/02                  1,300**                            1.15
      06/18/02                      230                            6.48
      09/16/02                    1,546                            6.98
      12/17/02                    1,281                            7.38
      03/17/03                    4,181                            5.05
      06/20/03                    1,336                            5.93



        Total Ordinary Shares     9,065***




     *    Excludes Brokerage Commissions and Stamp Duties

     ** Acquired prior to the Company's 1 for 5 stock consolidation in April 2002. These numbers do not give effect to such consolidation.

     *** Total gives effect to the Company's 1 for 5 stock consolidation in April 2002.